UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2016, Thermo Fisher Scientific Inc. (the “Company”) entered into (i) a $2.0 billion Bridge Credit Agreement, (ii) a $2.0 billion Term Loan Agreement, and (iii) a $2.5 billion Revolving Credit Agreement, each as defined and further described below. Capitalized terms used in this Form 8-K and not defined herein shall have the meanings ascribed to them in each of the respective Credit Agreements (as defined below), which are attached to this Form 8-K as Exhibits 10.1, 10.2, and 10.3.

Bridge Credit Agreement

The Bridge Credit Agreement (“Bridge Credit Agreement”) is a 364-day senior unsecured bridge loan facility in the principal amount of up to $2.0 billion (the “Bridge Commitments”), among the Company, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. The availability of the Bridge Commitments is conditioned upon, among other things, confirmation that the acquisition by the Company of FEI Company (“FEI”) pursuant to that certain Agreement and Plan of Merger, dated as of May 26, 2016, among the Company, Polpis Merger Sub Co. and FEI (the “Acquisition”) has been consummated, or will be consummated substantially simultaneously with the extension of the Loans under the Bridge Credit Agreement.

The proceeds of the Loans may be used to fund, in whole or in part, the Acquisition, including repayment of indebtedness of FEI and all or a portion of the transaction costs incurred by the Company and its Subsidiaries in connection therewith. If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 1.000% to 1.750% based on the Company’s Debt Ratings and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.000% to 0.750% based on the Company’s Debt Ratings.

Beginning on July 25, 2016 and continuing through the date on which the Loans are advanced, or the termination of the Bridge Commitments, the Company shall pay a ticking fee equal to a rate between 0.100% and 0.250% per year based on the Company’s Debt Ratings times the actual daily aggregate amount of the Bridge Commitments. The ticking fee is earned, due and payable on the earlier of the date the Loans are advanced and the date the Bridge Commitments are terminated. The Company has also agreed to pay a funding fee equal to 0.50% of the aggregate amounts of the Loans funded and a duration fee on each of the 90th, 180th and 270th day after the funding of the Loans in an amount equal to 0.50%, 0.75%, and 1.00%, respectively, of the aggregate amount of the Loans outstanding at the time.

The Bridge Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, dispositions of property and transactions with affiliates. The Bridge Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 4.5 to 1.0 for the first two consecutive quarters after the Loans are advanced, with such ratio stepping down to 4.0 to 1.0 for each fiscal quarter thereafter, and a minimum interest coverage ratio of 3.0 to 1.0 as at the last day of any fiscal quarter.

Term Loan Agreement

The Term Loan Credit Agreement (the “Term Loan Agreement”) is a 3-year senior unsecured term loan facility in the principal amount of up to $2.0 billion (the “Term Commitments”), among the Company, the other Borrowers party thereto, each lender from time to time party thereto, and JPMorgan

Chase Bank, N.A., as Administrative Agent. The availability of the Term Commitments is conditioned upon, among other things, confirmation that the Acquisition has been consummated, or will be consummated substantially simultaneously with the extension of the Loans under the Term Loan Agreement.

The proceeds of the Loans may be used to fund, in whole or in part, the Acquisition, including repayment of indebtedness of FEI and all or a portion of the transaction costs incurred by the Company and its subsidiaries in connection therewith. The principal of the Loans shall be repaid quarterly, on the last business day of March, June, September and December of each year (beginning on the first such date to occur after the Loans are advanced) in an amount equal to 2.5% of the Loans during the first four quarters, and 5% of the Loans during the remaining eight quarters, with the balance of the principal being due on the third anniversary of the Closing Date. If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 1.000% to 1.750% based on the Company’s Debt Ratings and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.000% to 0.750% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay a commitment fee equal to a rate between 0.100% and 0.275% per year based on the Company’s Debt Ratings times the actual daily amount of the Term Commitments quarterly in arrears on the last business day of each March, June, September and December, commencing with the first such date to occur after the date that is 60 days after July 1, 2016, and continuing until termination of the Term Commitments or the Loans are advanced to the Company.

The Term Loan Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, dispositions of property and transactions with affiliates. The Term Loan Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 4.5 to 1.0 for the first two consecutive quarters after the Loans are advanced, with such ratio stepping down to 4.0 to 1.0 for the two immediately following fiscal quarters and then stepping down to 3.5 to 1.0 each fiscal quarter thereafter. After the consolidated leverage ratio has stepped down to 3.5 to 1.0, and has been tested for at least one quarter, at the Company’s election, within 30 days after a Qualified Acquisition, the permitted leverage ratio may be increased to 4.5 to 1.0, with the same successive step downs as detailed above. The Term Loan Agreement also requires a minimum interest coverage ratio of 3.0 to 1.0 as at the last day of any fiscal quarter.

Revolving Credit Agreement

The Revolving Credit Agreement (“Revolving Credit Agreement” and collectively with the Bridge Credit Agreement and Term Loan Agreement, the “Credit Agreements”) is a 5-year senior unsecured revolving facility in the principal amount of up to $2.5 billion (the “Revolving Commitments”), among the Company, certain Subsidiaries of the Company from time to time party thereto as Designated Borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and certain other lenders acting in such capacity from time to time, as L/C Issuers and Swing Line Lenders. The Revolving Credit Agreement replaced the Company’s existing $1.5 billion five-year revolving credit agreement (the “Prior Credit Agreement”).

The proceeds of the Loans may be used to repay all obligations under the Prior Credit Agreement and for working capital purposes, capital expenditures, acquisitions, repurchases of stock, debentures and other securities, the refinancing of present and future debt and other general corporate purposes. If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 0.900% to 1.475% based on the Company’s Debt Ratings and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.000% to 0.450% based on the Company’s Debt Ratings, and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.000% to 0.475% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay a facility fee equal to a rate between 0.100% and 0.275% per year based on the Company’s Debt Ratings times the actual daily amount of the Revolving Commitments quarterly in arrears on the last business day of each March, June, September and December, commencing with the first such date to occur after July 1, 2016.

The Revolving Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, dispositions of property and transactions with affiliates. The Revolving Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 3.5 to 1.0 as of the last day of any fiscal quarter prior to the closing date of the Acquisition. On and after the date that the Acquisition closes (the “Acquisition Closing Date”), the permitted consolidated leverage ratio will be 4.5 to 1.0 for the first two consecutive quarters, with such ratio stepping down to 4.0 to 1.0 for two immediately following fiscal quarters and then stepping down to 3.5 to 1.0 each fiscal quarter thereafter. In addition, from and after the earlier of the Acquisition Closing Date and termination of the Acquisition, within 30 days after a Qualified Acquisition, the permitted leverage ratio may be increased to 4.5 to 1.0, with the same successive step downs as detailed above. The Revolving Credit Agreement also requires a minimum interest coverage ratio of 3.0 to 1.0 as at the last day of any fiscal quarter.

The foregoing description of the Credit Agreements does not purport to be a complete statement of the parties’ rights under any such agreement and is qualified in its entirety by reference to the full text of each Credit Agreement (including exhibits), which are filed as Exhibit 10.1, 10.2, and 10.3 hereto.

In the ordinary course of business, certain of the lenders under each of the Credit Agreements and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received compensation and may receive compensation in the future.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: July 1, 2016	By	/s/ Seth H. Hoogasian
	Name:	Seth H. Hoogasian
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bridge Credit Agreement, dated July 1, 2016, among the Company, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A.

10.2	Term Loan Agreement, dated July 1, 2016, among the Company, a Subsidiary of the Company party thereto, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A.

10.3	Credit Agreement, dated July 1, 2016, among the Company, certain Subsidiaries of the Company from time to time party thereto, each lender from time to time party thereto, and Bank of America, N.A.